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                                                                  EXHIBIT 5

                         Michael Best & Friedrich


Geoffrey R. Morgan
(414) 225-2752

                              November 23, 1998


United Wisconsin Services, Inc.
401 West Michigan Street
Milwaukee, WI 53203

Gentlemen:

      We have served as your counsel in connection with the filing by you of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1933, as amended (the "Act"), covering the registration of up to 509,000 Shares (the "Shares"). As your counsel, we have reviewed the corporate proceedings ("Corporate Proceedings") taken and to be taken to authorize the issuance and sale of the Shares by the Company.

      We have examined and are familiar with the Articles of Incorporation of the Company and its By-laws. We also have examined the form of certificates representing the Shares and such other documents, records and certificates of the Company as we consider necessary for the purposes of this opinion. Based upon such examination and consideration, it is our opinion that:

      1. The Company is validly organized and existing under the laws of the State of Wisconsin and has the corporate power to carry on its present business and is duly qualified to own its properties and conduct its business in those states where such authorization is presently required, except where the failure to do so qualify does not have a material adverse effect on the Company;

      2. Upon completion of the Corporate Proceedings, the Shares, when executed, manually or in facsimile, by the proper officers of the Company and upon receipt of consideration therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and non-assessable subject to Section 180.0622 (2)(b) of the Wisconsin Business Corporation Law.


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      We hereby consent to the use of our name under the heading "Legal
Matters" in the Prospectus constituting part of the Registration Statement.


                                                Sincerely,


                                         MICHAEL BEST & FRIEDRICH LLP

                                            /s/ Geoffrey R. Morgan

                                            Geoffrey R. Morgan

GRM/djb